UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Southland Holdings, Inc. (the “Company”) held its 2026 annual meeting of stockholders. The total number of shares of the Company’s common stock, par value $0.0001 per share, issued, outstanding and entitled to vote at the meeting was 54,218,882 shares. Represented at the meeting either in person or by proxy were 47,688,898 shares, or 88.0% of shares entitled to vote. All proposals were approved by the requisite stockholder vote. The results of the votes for the proposals were as follows:

Proposal No. 1 – Election of Directors

To elect the directors of the Company for a term set to expire at the 2027 annual meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal.

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Frank Renda	41,442,844	2,355,643	8,050	3,882,361
Tim Winn	41,442,693	2,352,497	11,347	3,882,361
Rudy Renda	41,441,508	2,353,682	11,347	3,882,361
Gregory Monahan	40,767,238	3,031,046	8,253	3,882,361
Izzy Martins	41,446,743	2,348,243	11,551	3,882,361
Mario Ramirez	41,447,268	2,346,938	12,331	3,882,361
Tan Parker	41,366,087	2,428,900	11,550	3,882,361

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes Cast For	Votes Cast Against	Abstentions
47,667,887	16,182	4,829

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2026	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer

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